Spark Energy, Inc. Reports Second Quarter 2019 Financial Results

HOUSTON, August 7, 2019 (ACCESSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended June 30, 2019.
Key Highlights

•	Achieved $13.6 million in Adjusted EBITDA, $41.7 million in Retail Gross Margin, and $25.5 million in Net Loss for the second quarter

•	Total RCE count of 818,000 as of June 30, 2019

•	Average monthly attrition of 3.8%, a 30% improvement from the first quarter

•	Settled several significant legacy litigation items

•	Amended and extended Senior Credit Facility and Subordinated Debt Facility; current liquidity of $108 million

•	Terminated Tax Receivable Agreement ("TRA"), which will result in an increase in stockholders equity and a reduction in future cash payments

"We had a strong second quarter despite some milder than normal weather in a few of our geographies as we saw our unit margins continue to expand. We are nearing the end of our brand and system consolidation efforts and are on track to deliver over $22 million in run-rate G&A savings by year-end,” said Nathan Kroeker, Spark Energy's President and Chief Executive Officer. “We terminated our Tax Receivable Agreement on very favorable terms. Additionally, we resolved four significant cases that represented the majority of our ongoing litigation exposure. Collectively, these initiatives will enable us to reduce future costs and streamline our story.”

Summary Second Quarter 2019 Financial Results
For the quarter ended June 30, 2019, Spark reported Adjusted EBITDA of $13.6 million compared to Adjusted EBITDA of $16.1 million for the quarter ended June 30, 2018. This decrease of $2.5 million was driven by mild temperatures across much of our footprint, as well as increased customer acquisition spending.
For the quarter ended June 30, 2019, Spark reported Retail Gross Margin of $41.7 million compared to Retail Gross Margin of $43.4 million for the quarter ended June 30, 2018. This decrease of $1.7 million was primarily attributable to decreased electricity and natural gas volumes, partially offset by increased electricity and gas unit margins. Electricity unit margins increased significantly year over year due to lower capacity costs and the continued attrition of our low margin C&I customers.
Net loss for the quarter ended June 30, 2019, was $25.5 million compared to net income of $23.9 million for the quarter ended June 30, 2018. The decrease in performance compared to the prior year was primarily the result of the decrease in the non-cash mark to market position of our hedge portfolio of $22.7 million compared with the increase in the non-cash mark to market position of our hedge portfolio of $25.4 million in the second quarter of 2018, as well as $10.8 million of non-recurring general and administrative costs associated with the settlement of significant litigation. These impacts were partially offset by an income tax benefit of $4.6 million in the quarter ended June 30, 2019, compared with an income tax expense of $3.3 million in the quarter ended June 30, 2018.

Corporate Governance Changes

The Company is also pleased to announce the formation of a Nominating and Corporate Governance Committee consisting solely of independent directors, and a change in the composition of the Compensation Committee resulting in it consisting solely of independent directors. The Nominating and Corporate Governance Committee consists of Kenneth M. Hartwick and Nick W. Evans, Jr., with Mr. Evans serving as Chair, and the Compensation Committee now consists of Mr. Hartwick and Mr. Evans, with Mr. Hartwick serving as Chair. Mr. Hartwick now also serves as the Chair of the Audit Committee.
“All of the actions announced today reflect the Board’s thoughtful and deliberate efforts to strengthen corporate governance. The decisions were well thought through considering feedback from the Company’s shareholders and other stakeholders, and reflect our commitment to continued evaluation of governance practices” said Mr. Kroeker.

Liquidity and Capital Resources

($ in thousands)	June 30, 2019
Cash and cash equivalents	$27,579
Senior Credit Facility Availability (1)	55,488
Subordinated Debt Facility Availability (2)	25,000
Total Liquidity	$108,067

(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of June 30, 2019.
(2) The availability of the Subordinated Debt Facility is dependent on our Founder's willingness and ability to lend.
Dividend
On July 17, 2019, Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on September 16, 2019, to holders of record on September 2, 2019, and $0.546875 per share of Series A Preferred Stock payable on October 15, 2019 to holders of record on October 1, 2019.
Business Outlook
Kroeker concluded, "Based on all our work consolidating our brands and systems, settling outstanding litigation and regulatory matters, the termination of the TRA, and our healthy unit margins, we expect a very strong second half of 2019.”
Conference Call and Webcast
Spark will host a conference call to discuss second quarter 2019 results on Thursday, August 8, 2019, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events-and-presentations. An archived replay of the webcast will be available for twelve months following the live presentation.

About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this earnings release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices;

•	the sufficiency of risk management and hedging policies and practices;

•	the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;

•	federal, state and local regulation, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;

•	our ability to borrow funds and access credit markets;

•	restrictions in our debt agreements and collateral requirements;

•	credit risk with respect to suppliers and customers;

•	changes in costs to acquire customers as well as actual attrition rates;

•	accuracy of billing systems;

•	our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;

•	significant changes in, or new charges by, the ISOs in the regions in which we operate;

•	competition; and

•	the “Risk Factors” in our latest Annual Report on Form 10-K for the year ended December 31, 2018, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
For further information, please contact:
Investor Relations:
Christian Hettick, 832-200-3727
Media Relations:
Kira Jordan, 832-255-7302

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2019 AND DECEMBER 31, 2018
(in thousands, except share counts)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$27,579	$41,002
Restricted cash	1,001	8,636
Accounts receivable, net of allowance for doubtful accounts of $3,720 at June 30, 2019 and $3,353 at December 31, 2018	103,680	150,866
Accounts receivable—affiliates	3,882	2,558
Inventory	2,020	3,878
Fair value of derivative assets	52	7,289
Customer acquisition costs, net	13,004	14,431
Customer relationships, net	15,467	16,630
Deposits	9,331	9,226
Renewable energy credit asset	11,664	25,717
Other current assets	14,810	11,747
Total current assets	202,490	291,980
Property and equipment, net	3,575	4,366
Fair value of derivative assets	—	3,276
Customer acquisition costs, net	4,856	3,893
Customer relationships, net	23,810	26,429
Deferred tax assets	31,847	27,321
Goodwill	120,343	120,343
Other assets	10,163	11,130
Total assets	$397,084	$488,738
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$48,985	$68,790
Accounts payable—affiliates	2,475	2,464
Accrued liabilities	23,165	10,845
Renewable energy credit liability	25,384	42,805
Fair value of derivative liabilities	25,848	6,478
Current payable pursuant to tax receivable agreement—affiliates	11,239	1,658
Current contingent consideration for acquisitions	1,328	1,328
Current portion of Note Payable	—	6,936
Other current liabilities	1,132	647
Total current liabilities	139,556	141,951
Long-term liabilities:
Fair value of derivative liabilities	4,578	106
Payable pursuant to tax receivable agreement—affiliates	16,336	25,917
Long-term portion of Senior Credit Facility	94,000	129,500
Subordinated debt—affiliate	—	10,000
Other long-term liabilities	260	212
Total liabilities	254,730	307,686
Commitments and contingencies (Note 13)
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 3,707,256 issued and 3,702,756 outstanding at June 30, 2019 and 3,707,256 issued and outstanding at December 31, 2018	90,649	90,758
Stockholders' equity:
Common Stock:
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 14,478,999 issued, and 14,379,553 outstanding at June 30, 2019 and 14,178,284 issued and 14,078,838 outstanding at December 31, 2018	145	142
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 20,800,000 issued and outstanding at June 30, 2019 and December 31, 2018	209	209
Additional paid-in capital	42,329	46,157
Accumulated other comprehensive (loss) income	(38)	2
Retained (deficit) earnings	(7,053)	1,307
Treasury stock, at cost, 99,446 shares at June 30, 2019 and December 31, 2018	(2,011)	(2,011)
Total stockholders' equity	33,581	45,806
Non-controlling interest in Spark HoldCo, LLC	18,124	44,488
Total equity	51,705	90,294
Total liabilities, Series A Preferred Stock and Stockholders' equity	$397,084	$488,738

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Retail revenues	$177,805	$231,488	$417,959	$515,489
Net asset optimization (expense) revenues	(56)	763	2,496	3,450
Total Revenues	177,749	232,251	420,455	518,939
Operating Expenses:
Retail cost of revenues	158,759	162,669	354,014	452,545
General and administrative	37,247	27,780	66,723	57,827
Depreciation and amortization	10,312	12,861	22,467	25,880
Total Operating Expenses	206,318	203,310	443,204	536,252
Operating (loss) income	(28,569)	28,941	(22,749)	(17,313)
Other (expense)/income:
Interest expense	(1,995)	(2,316)	(4,218)	(4,561)
Interest and other income	494	553	683	754
Total other expenses	(1,501)	(1,763)	(3,535)	(3,807)
(Loss) income before income tax (benefit) expense	(30,070)	27,178	(26,284)	(21,120)
Income tax (benefit) expense	(4,586)	3,251	(3,545)	(3,216)
Net (loss) income	$(25,484)	$23,927	$(22,739)	$(17,904)
Less: Net (loss) income attributable to non-controlling interests	(18,369)	15,142	(16,406)	(15,584)
Net (loss) income attributable to Spark Energy, Inc. stockholders	$(7,115)	$8,785	$(6,333)	$(2,320)
Less: Dividend on Series A Preferred Stock	2,027	2,027	4,054	4,054
Net (loss) income attributable to stockholders of Class A common stock	$(9,142)	$6,758	$(10,387)	$(6,374)
Other comprehensive (loss) income, net of tax:
Currency translation (loss) gain	$(63)	$25	$(98)	$(58)
Other comprehensive (loss) income	(63)	25	(98)	(58)
Comprehensive (loss) income	$(25,547)	$23,952	$(22,837)	$(17,962)
Less: Comprehensive (loss) income attributable to non-controlling interests	(18,407)	15,157	(16,464)	(15,620)
Comprehensive (loss) income attributable to Spark Energy, Inc. stockholders	$(7,140)	$8,795	$(6,373)	$(2,342)

Net (loss) income attributable to Spark Energy, Inc. per share of Class A common stock
Basic	$(0.64)	$0.51	$(0.73)	$(0.48)
Diluted	$(0.73)	$0.51	$(0.73)	$(0.52)

Weighted average shares of Class A common stock outstanding
Basic	14,246	13,229	14,191	13,183
Diluted	35,046	13,246	34,991	34,668

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(22,739)	$(17,904)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization expense	22,480	24,639
Deferred income taxes	(4,527)	(3,396)
Change in TRA liability	—	79
Stock based compensation	2,432	2,686
Amortization of deferred financing costs	505	612
Excess tax benefit related to restricted stock vesting	—	(101)
Change in Fair Value of Earnout liabilities	—	(63)
Bad debt expense	6,015	5,725
Loss on derivatives, net	54,997	19,488
Current period cash settlements on derivatives, net	(19,891)	7,170
Other	(399)	(554)
Changes in assets and liabilities:
Decrease in accounts receivable	41,171	25,957
Increase in accounts receivable—affiliates	(1,324)	(10)
Decrease in inventory	1,858	2,693
Increase in customer acquisition costs	(9,185)	(6,254)
Decrease (increase) in prepaid and other current assets	11,545	(59)
(Increase) decrease in other assets	(786)	97
Decrease in accounts payable and accrued liabilities	(30,391)	(20,140)
Increase (decrease) in accounts payable—affiliates	11	(2,249)
Decrease in other current liabilities	(792)	(1,545)
Increase (decrease) in other non-current liabilities	49	(461)
Net cash provided by operating activities	51,029	36,410
Cash flows from investing activities:
Purchases of property and equipment	(460)	(1,163)
Acquisition of Starion customers	(5,913)	—
Acquisition of HIKO	—	(15,041)
Acquisition of Customers from Affiliate	—	(7,796)
Net cash used in investing activities	(6,373)	(24,000)
Cash flows from financing activities:
Proceeds from (buyback) issuance of Series A Preferred Stock, net of issuance costs paid	(111)	48,490
Borrowings on notes payable	118,500	146,800
Payments on notes payable	(164,000)	(160,050)
Payment of the Major Energy Companies Earnout	—	(1,607)
Payments on the Verde promissory note	(2,036)	(6,573)
Proceeds from disgorgement of stockholders short-swing profits	55	244
Restricted stock vesting	(1,348)	(2,589)
Payment of Tax Receivable Agreement liability	—	(3,577)
Payment of dividends to Class A common stockholders	(5,170)	(4,805)
Payment of distributions to non-controlling unitholders	(7,540)	(19,501)
Payment of Preferred Stock dividends	(4,054)	(2,959)
Payment to affiliates for acquisition of customer book	(10)	—
Net cash used in financing activities	(65,714)	(6,127)
(Decrease) increase in Cash, cash equivalents and Restricted cash	(21,058)	6,283
Cash, cash equivalents and Restricted cash—beginning of period	49,638	29,419
Cash, cash equivalents and Restricted cash—end of period	$28,580	$35,702
Supplemental Disclosure of Cash Flow Information:

Non-cash items:
Property and equipment purchase accrual	$4	$(123)
Holdback for Verde Note—Indemnified Matters	$4,900	$—
Cash paid during the period for:
Interest	$3,723	$3,884
Taxes	$1,440	$5,399

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND SIX MONTHS ENDED June 30, 2019 AND 2018
(in thousands, except volume and per unit operating data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in thousands, except volume and per unit operating data)
Retail Electricity Segment
Total Revenues	$160,776	$209,447	$342,868	$430,346
Retail Cost of Revenues	148,187	151,953	314,074	401,500
Less: Net (loss) gain on non-trading derivatives, net of cash settlements	(21,025)	24,852	(34,794)	(23,515)
Retail Gross Margin (1) — Electricity	$33,614	$32,642	$63,588	$52,361
Volumes — Electricity (MWhs)	1,516,139	2,100,007	3,244,222	4,352,031
Retail Gross Margin (2) — Electricity per MWh	$22.17	$15.54	$19.60	$12.03

Retail Natural Gas Segment
Total Revenues	17,029	22,041	75,091	85,143
Retail Cost of Revenues	10,572	10,716	39,940	51,045
Less: Net (loss) gain on non-trading derivatives, net of cash settlements	(1,653)	542	438	(2,685)
Retail Gross Margin (1) — Gas	$8,110	$10,783	$34,713	$36,783
Volumes — Gas (MMBtus)	2,057,121	2,840,721	9,008,731	10,517,802
Retail Gross Margin (2) — Gas per MMBtu	$3.94	$3.80	$3.85	$3.50

(1)
Reflects the Retail Gross Margin attributable to our Retail Natural Gas Segment or Retail Electricity Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” section below for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.

(2)	Reflects the Retail Gross Margin for the Retail Natural Gas Segment or Retail Electricity Segment, as applicable, divided by the total volumes in MMBtu or MWh, respectively.

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan. Finally, we also adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends;

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and

•	our compliance with financial debt covenants.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (iii) net asset optimization revenues (expenses), (iv) net gains (losses) on non-trading derivative instruments, and (v) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA to Net (loss) income:
Net (loss) income	$(25,484)	$23,927	$(22,739)	$(17,904)
Depreciation and amortization	10,312	12,861	22,467	25,880
Interest expense	1,995	2,316	4,218	4,561
Income tax (benefit) expense	(4,586)	3,251	(3,545)	(3,216)
EBITDA	(17,763)	42,355	401	9,321
Less:
Net, (loss) gain on derivative instruments	(35,456)	17,054	(54,997)	(19,488)
Net cash settlements on derivative instruments	12,769	8,792	20,794	(6,745)
Customer acquisition costs	3,396	1,980	9,185	6,254
Plus:
Non-cash compensation expense	1,260	1,555	2,432	2,686
Non-recurring legal and regulatory settlements	10,807	—	10,807	—
Adjusted EBITDA	$13,595	$16,084	$38,658	$31,986

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$20,980	$45,950	$51,029	$36,410
Amortization of deferred financing costs	(237)	(317)	(505)	(612)
Bad debt expense	(2,166)	(3,302)	(6,015)	(5,725)
Interest expense	1,995	2,316	4,218	4,561
Income tax (benefit) expense	(4,586)	3,251	(3,545)	(3,216)
Changes in operating working capital
Accounts receivable, prepaids, current assets	(41,028)	(38,516)	(51,392)	(25,888)
Inventory	1,785	1,377	(1,858)	(2,693)
Accounts payable and accrued liabilities	20,222	7,618	31,172	23,934
Other	16,630	(2,293)	15,554	5,215
Adjusted EBITDA	$13,595	$16,084	$38,658	$31,986
Cash Flow Data:
Cash flows provided by operating activities	$20,980	$45,950	$51,029	$36,410
Cash flows used in investing activities	$(250)	$(8,205)	$(6,373)	$(24,000)
Cash flows used in financing activities	$(27,353)	$(23,108)	(65,714)	$(6,127)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Reconciliation of Retail Gross Margin to Operating (loss) income:
Operating (loss) income	$(28,569)	$28,941	$(22,749)	$(17,313)
Plus:
Depreciation and amortization	10,312	12,861	22,467	25,880
General and administrative expense	37,247	27,780	66,723	57,827
Less:
Net asset optimization (expenses) revenues	(56)	763	2,496	3,450
Net, (loss) gain on non-trading derivative instruments	(35,466)	16,601	(55,269)	(20,111)
Net, Cash settlements on non-trading derivative instruments	12,788	8,793	20,913	(6,089)
Retail Gross Margin	$41,724	$43,425	$98,301	$89,144
Retail Gross Margin - Retail Electricity Segment	$33,614	$32,642	$63,588	$52,361
Retail Gross Margin - Retail Natural Gas Segment	$8,110	$10,783	$34,713	$36,783